UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 30, 2007

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously reported, on April 24, 2007, Terabeam, Inc. entered into an Assignment Agreement (the “First Assignment”) with SPH America, LLC, a Virginia limited liability company.  In the First Assignment, Terabeam agreed to transfer all of its right, title, and interest in and to United States patent numbers 5,400,338 and 6,480,497 and any inventions disclosed and claimed therein (and any corresponding foreign patents, applications, and rights) to SPH America pursuant to assignment documents to be delivered by Terabeam to an escrow agent before June 10, 2007.  In return, SPH America (a) agreed to pay Terabeam $1.0 million on or before June 10, 2007, (b) agreed to pay Terabeam $1.5 million on or before June 30, 2007, and (c) granted Terabeam and its subsidiaries perpetual, irrevocable, transferable (subject to specified limitations), fully paid, worldwide rights to make, have made, use, sell, offer for sale, and import their products generally in the ordinary course of business subject to certain limitations, including limitations on the products covered by these granted rights.  These granted rights include rights for direct and indirect customers of Terabeam and its subsidiaries to use, sell, offer for sale, or import Terabeam’s products for their intended purpose.  The First Assignment contemplated that the escrow agent would deliver the patent assignment documents to SPH after SPH had made the two contemplated payments to Terabeam.  SPH did make the two contemplated payments to Terabeam so Terabeam did authorize the escrow agent to release the patent assignment documents to SPH.

Also as previously reported, on April 24, 2007, Terabeam, Inc. and its subsidiary Proxim Wireless Corporation entered into an Assignment Agreement (the “Second Assignment”) with SPH America, LLC relating to the possible transfer of United States patent numbers 5,231,634 and 7,085,284 and United States patent application 11/441,617 and any inventions disclosed and claimed therein (and any corresponding foreign patents, applications, and rights).  The Second Assignment contained a due diligence contingency which permitted SPH to not purchase the patents and patent application if its due diligence revealed a reasonable basis for SPH to no longer desire to complete the purchase.  SPH did decide not to complete the purchase, and therefore the parties’ obligations under the Second Assignment are void.

The foregoing description of the two assignment agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of those documents, copies of which were filed as Exhibit 10.1 and Exhibit 10.2 to the Form 8-K filed by Terabeam with the Securities and Exchange Commission on April 30, 2007 and are incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: July 5, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Assignment Agreement dated as of April 24, 2007 between Terabeam, Inc. and SPH America, LLC (incorporated by reference to the exhibits to Form 8-K filed by Terabeam with the SEC on April 30, 2007)

10.2
Assignment Agreement dated as of April 24, 2007 among Terabeam, Inc., Proxim Wireless Corporation, and SPH America, LLC (incorporated by reference to the exhibits to Form 8-K filed by Terabeam with the SEC on April 30, 2007)

99.1	Press Release dated July 5, 2007 relating to the patent sale

3